EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Haskel Kwestel (212) 850-5646

EMCOR GROUP, INC. REPORTS FIRST QUARTER 2021 RESULTS

- Record First Quarter Revenues of $2.30 billion -
- Record First Quarter Diluted EPS of $1.54, 14.1% Increase Year-over-Year -
- Record Remaining Performance Obligations of $4.78 billion, 7.9% Increase Year-over-Year -
- Increases 2021 Diluted EPS Guidance Range to $6.35 - $6.75 from $6.20 - $6.70 -

NORWALK, CONNECTICUT, April 29, 2021 - EMCOR Group, Inc. (NYSE: EME) today reported results for the first quarter ended March 31, 2021.

For the first quarter of 2021, net income was $84.8 million, or $1.54 per diluted share, compared to $75.7 million, or $1.35 per diluted share, for the first quarter of 2020. Revenues for the first quarter of 2021 totaled $2.30 billion, up 0.2% from the year ago period.

Operating income for the first quarter of 2021 was $117.0 million, or 5.1% of revenues. This compared to $106.0 million, or 4.6% of revenues, for the first quarter of 2020.

Selling, general and administrative expenses for the first quarter of 2021 totaled $224.1 million, or 9.7% of revenues, compared to $227.0 million, or 9.9% of revenues, for the first quarter of 2020.

The Company's income tax rate for the first quarter of 2021 was 27.2% compared to an income tax rate of 27.4% for the first quarter of 2020.

Remaining performance obligations as of March 31, 2021 were $4.78 billion compared to $4.42 billion as of March 31, 2020. Total remaining performance obligations grew approximately $351.3 million year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company had an outstanding start to the year, achieving record first quarter revenues, gross profit, gross profit margin, operating income, operating income margin, net income, and diluted earnings per share. Our focus on executing for our customers allowed us to deliver a robust operating income margin of 5.1%, up 50 basis points year-over-year. Additionally, we continue to see a healthy project pipeline as evidenced by our record remaining performance obligations of $4.78 billion, which increased 7.9% year-over-year.”

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EMCOR Reports First Quarter Results	Page 2

Mr. Guzzi added, “Our U.S. Construction segments continue to deliver outstanding results, posting combined revenue and operating income growth of 5.0% and 23.1% year-over-year, respectively, led by our U.S. Mechanical Construction segment in particular, which delivered revenue growth of 8.4% year-over-year and operating income growth of 43.8% year-over-year. U.S. Building Services performed exceptionally well, generating revenue and operating income growth of 10.3% and 38.0%, respectively, driven primarily by our commercial site-based and mobile mechanical services businesses. Our U.S. Industrial Services segment experienced a difficult quarter as the Texas Freeze impacted our turnaround schedule, but we remain well-positioned to assist our customers when the market strengthens. Lastly, our U.K. Building Services segment continued to take advantage of strong project demand, delivering revenue and operating income growth of 12.8% and 63.3%, respectively, which led to operating margin expansion of 230 basis points year-over-year.”

Based on year-to-date performance and assuming a gradual improvement of current market conditions as the year progresses, EMCOR is raising its full-year 2021 diluted earnings per share guidance range to $6.35 to $6.75, an increase from the prior guidance range of $6.20 to $6.70. The Company is maintaining its full-year 2021 revenue guidance of $9.2 billion to $9.4 billion.

Mr. Guzzi concluded, “We are optimistic about our prospects for the remainder of the year. Our values of Mission First, People Always will continue to guide us as we focus on the health and safety of our employees, while executing our work for our customers with excellence. Looking ahead, we will continue to invest in our business and pursue strategic acquisition opportunities, while also returning capital to shareholders through share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's first quarter conference call will be available live via internet broadcast today, Thursday, April 29, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports First Quarter Results	Page 3

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of April 29, 2021 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and the impact of the COVID-19 pandemic on our revenue and operations, including employees, construction activity, and facilities utilization, and certain of the risk factors associated with EMCOR’s business discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2020 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the three months ended March 31,
	2021	2020
Revenues	$2,304,049	$2,299,832
Cost of sales	1,962,976	1,966,771
Gross profit	341,073	333,061
Selling, general and administrative expenses	224,069	226,997
Restructuring expenses	—	69
Operating income	117,004	105,995
Net periodic pension (cost) income	908	742
Interest expense, net	(1,363)	(2,488)
Income before income taxes	116,549	104,249
Income tax provision	31,604	28,584
Net income including noncontrolling interests	84,945	75,665
Less: Net income attributable to noncontrolling interests	(171)	—
Net income attributable to EMCOR Group, Inc.	$84,774	$75,665

Basic earnings per common share	$1.54	$1.35

Diluted earnings per common share	$1.54	$1.35

Weighted average shares of common stock outstanding:
Basic	54,896,548	56,007,122
Diluted	55,135,304	56,210,728

Dividends declared per common share	$0.13	$0.08

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$758,833	$902,867
Accounts receivable, net	2,037,525	1,922,096
Contract assets	192,369	171,956
Inventories	48,212	53,338
Prepaid expenses and other	68,692	70,679
Total current assets	3,105,631	3,120,936
Property, plant and equipment, net	157,202	158,427
Operating lease right-of-use assets	239,457	242,155
Goodwill	862,323	851,783
Identifiable intangible assets, net	580,555	582,893
Other assets	116,021	107,646
Total assets	$5,061,189	$5,063,840
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$16,713	$16,910
Accounts payable	624,884	671,886
Contract liabilities	739,572	722,252
Accrued payroll and benefits	384,942	450,955
Other accrued expenses and liabilities	272,942	247,597
Operating lease liabilities, current	54,354	53,632
Total current liabilities	2,093,407	2,163,232
Long-term debt and finance lease liabilities	259,714	259,619
Operating lease liabilities, long-term	201,894	205,362
Other long-term obligations	385,502	382,383
Total liabilities	2,940,517	3,010,596
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,119,968	2,052,668
Noncontrolling interests	704	576
Total equity	2,120,672	2,053,244
Total liabilities and equity	$5,061,189	$5,063,840

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2021 and 2020
(In thousands) (Unaudited)

	2021	2020
Cash flows - operating activities:
Net income including noncontrolling interests	$84,945	$75,665
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,001	11,767
Amortization of identifiable intangible assets	14,989	14,747
Provision for credit losses	507	2,614
Deferred income taxes	14	4,375
Non-cash share-based compensation expense	3,193	3,291
Other reconciling items	(739)	42
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(203,899)	(191,314)
Net cash used in operating activities	(88,989)	(78,813)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(24,326)	(2,582)
Proceeds from sale or disposal of property, plant and equipment	766	196
Purchases of property, plant and equipment	(8,204)	(12,035)
Net cash used in investing activities	(31,764)	(14,421)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	200,000
Repayments of revolving credit facility	—	(50,000)
Proceeds from long-term debt	—	300,000
Repayments of long-term debt and debt issuance costs	—	(257,549)
Repayments of finance lease liabilities	(1,145)	(1,277)
Dividends paid to stockholders	(7,121)	(4,500)
Repurchases of common stock	(12,917)	(99,048)
Taxes paid related to net share settlements of equity awards	(3,750)	(2,492)
Issuances of common stock under employee stock purchase plan	1,731	1,638
Payments for contingent consideration arrangements	(693)	(653)
Distributions to noncontrolling interests	(43)	—
Net cash (used in) provided by financing activities	(23,938)	86,119
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	886	(4,678)
Decrease in cash, cash equivalents, and restricted cash	(143,805)	(11,793)
Cash, cash equivalents, and restricted cash at beginning of year (1)	903,562	359,920
Cash, cash equivalents, and restricted cash at end of period (2)	$759,757	$348,127
_________
(1)Includes $0.7 million and $1.1 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2020 and 2019, respectively.
(2)Includes $0.9 million and $1.0 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of March 31, 2021 and 2020, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended March 31,
	2021	2020
Revenues from unrelated entities:
United States electrical construction and facilities services	$456,168	$461,803
United States mechanical construction and facilities services	903,925	834,112
United States building services	581,839	527,611
United States industrial services	235,382	363,929
Total United States operations	2,177,314	2,187,455
United Kingdom building services	126,735	112,377
Total operations	$2,304,049	$2,299,832

	For the three months ended March 31,
	2021	2020
Operating income (loss):
United States electrical construction and facilities services	$40,264	$40,312
United States mechanical construction and facilities services	64,950	45,171
United States building services	29,334	21,261
United States industrial services	(2,443)	15,425
Total United States operations	132,105	122,169
United Kingdom building services	9,411	5,764
Corporate administration	(24,512)	(21,869)
Restructuring expenses	—	(69)
Total operations	117,004	105,995
Other corporate items:
Net periodic pension (cost) income	908	742
Interest expense, net	(1,363)	(2,488)
Income before income taxes	$116,549	$104,249

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